Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-49546 filed on Form S-3D and No. 333-49538 filed on Form S-8 of BOE Financial Services of Virginia, Inc. of our report dated March 17, 2008 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of BOE Financial Services of Virginia, Inc. for the year ended December 31, 2007.

Winchester, Virginia
March 31, 2008